We will pay to the annuitant the first annuity payment under the annuity option shown in the Contract Schedule if the annuitant is living on the annuity commencement date. Payments thereafter will be paid in accordance with the provisions of the annuity option.

RIGHT TO EXAMINE AND RETURN CONTRACT WITHIN 20 DAYS

You may return this policy within 20 days after receiving it. It may be delivered or mailed to us or the agent through whom it was purchased. The policy shall then be deemed void from the start and any premium paid will be returned.

INDIVIDUAL VARIABLE ANNUITY
(TAX QUALIFIED)
Funds in Separate Accounts
and General Account
Annual Division


All installments and values provided by this contract, when based on investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amounts.


V82-400

ALPHABETICAL GUIDE TO YOUR CONTRACT
                                                              Page
Accumulation Provisions. . . . . . . . . . . . . . . . . . . .6
Annuity Option Tables. . . . . . . . . . . . . . . . . . . . .10
Annuity Provisions . . . . . . . . . . . . . . . . . . . . . .9
Benefits on Lapse or Surrender . . . . . . . . . . . . . . . .7
Contract Specifications. . . . . . . . . . . . . . . . . . . .3
Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .4
Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . .5
Dividend Options . . . . . . . . . . . . . . . . . . . . . . .5
Endorsements . . . . . . . . . . . . . . . . . . . . . . . . .3a
Grace Period . . . . . . . . . . . . . . . . . . . . . . . . .5
Notice of Annual Meeting . . . . . . . . . . . . . . . . . . .4
Persons with an Interest in the Contract . . . . . . . . . . .14
Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . .5
Stipulated Payments. . . . . . . . . . . . . . . . . . . . . .5
Table of General Account Guaranteed Accumulation Values. . . .8
The Contract . . . . . . . . . . . . . . . . . . . . . . . . .14
Valuation Provisions . . . . . . . . . . . . . . . . . . . . .5


CONTRACT SPECIFICATIONS


             CONTRACT NUMBER
             ANNUITANT
             AGE AT ISSUE
             SEX
             DATE OF ISSUE
             MATURITY DATE
             ANNUITY OPTION




          BENEFITS (As specified in
FORM      Contract and in any               ANNUAL    PAYMENT
NUMBERS   Supplemental Agreement)           COST      PERIOD
-------   -----------------------           ----      ------







             Total Initial Annual
             Cost
Total initial amount payable at
--------- intervals:

THE DUE DATES OF PAYMENTS AFTER THE     Variable Annuity
FIRST ARE MEASURED FROM THE DATE OF     Stipulated Payment:
ISSUE AND ARE AT THE INTERVALS SPECI-   Accumulation Allocation:
FLED ABOVE UNLESS SUCH INTERVAL IS
CHANGED.

THE AMOUNT PAYABLE ON THE DUE
DATES MAY CHANGE IF ANY OF THE
BENEFITS ARE CHANGED IN ACCORDANCE
WITH THE PROVISIONS OF THE CONTRACT
OR ANY SUPPLEMENTAL AGREEMENT OR        Supplemental Agreement
IF ANY OF THE BENEFITS HAS AN ANNUAL    Premiums:
COST INDICATED ABOVE "AS COMPUTED
EACH YEAR."

WHEN THE PREMIUM FOR ANY SUPPLE
MENTAL AGREEMENT IS NO LONGER PAY
ABLE, THE TOTAL COST WILL BE REDUCED
ACCORDINGLY.

V82-400                                                             Page 3

                                  ENDORSEMENTS




                                                                    Page 3a

DEFINITIONS IN THIS POLICY

WE, US AND OUR - the General American Life Insurance Company.

YOU, YOUR - the owner of this contract. The owner is as shown in the application unless later changed as provided in this contract. The owner may be someone other than the annuitant.

AGE - age means the annuitant's age nearest birthday.

BENEFICIARY - the person named in the application or by later designation to receive the proceeds in the event of the Annuitant's death.

PROCEEDS - the amount we are obligated to pay under the terms of this contract, when it is surrendered, matures or when the Annuitant dies. This amount will be reduced by any partial withdrawals.

SEPARATE ACCOUNTS - a segregated investment account named Separate Account No. 2, and any such other Separate Account that we may establish from time to time and which can be used in this contract, that we established in accordance with Missouri law.

The assets allocated to the Separate Account may be invested in any class of investments which we are permitted to make in accordance with the laws of Missouri, as amended from time to time, and in accordance with the resolutions adopted by the Management Committees of the day and month Separate Accounts. The investment or reinvestment of such assets shall be determined by us at our sole discretion. The investment income or gains or losses from the assets in the Separate Accounts shall be credited or charged against the Separate Accounts without regard to our other investment income or gains or losses. The portion of the assets of the Separate Accounts equal to the reserves and other contract liabilities with respect to the Separate Accounts shall not be chargeable with liabilities arising out of any other business which we may conduct. We reserve the right to transfer in cash amounts which are in excess of such reserves and contract liabilities from the Separate Accounts into the General Account.

Assets of the Separate Accounts attributable to this contract shall be subject to a daily charge as provided in subparagraph (a)(5) of the net investment factor provision of this contract. We guarantee such charge for Separate Account No. 2 shall not exceed the equivalent of a rate 1.25% a year, consisting of not more than .25% for investment management and not more than 1% for our mortality and expense guarantees.

GENERAL ACCOUNT - an account which consists of all of our assets other than those in the Separate Account or any other segregated investment account.

ACCUMULATED VALUE - this is the value, prior to maturity, of all purchase payments plus all interest credits less the total of any amounts withdrawn and withdrawal charges, which have been assessed.

NET ACCUMULATED VALUE - this is the accumulated value reduced by any applicable withdrawal charges.

ACCUMULATION UNIT - this is an accounting method that we use to determine the value of your contract prior to the annuity commencement date.

ANNUITY UNIT - this is an accounting method that we use to determine the amount payable under this contract on and after the annuity commencement date.

CONTRACT ANNIVERSARY - the same day and month as the date of issue for each succeeding year that this contract remains in force.
BUSINESS DAY - this is a day on which both we and the New York
Stock Exchange are open for business.

WRITTEN REQUEST - this must be supplied in writing form satisfactory to us, signed by you and filed in our Home Office in St. Louis, Missouri.

NOTICE OF ANNUAL MEETING

Our Annual Meeting for the election of Directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 am. on the fourth Tuesday in January. We are a mutual company owned by our contractholders and policyholders. Each contractholder is entitled to vote at such elections and to participate in such meetings.


V82-400                                                             Page 4

STIPULATED PAYMENTS

Each stipulated payment is payable on or before the due date at the Home Office of the Company in St. Louis, Missouri. The due dates of the stipulated payments are shown on the Contract Schedule. You may change the frequency at which stipulated payments are to be made on any Contract Anniversary. The change of frequency is subject to our approval by giving written notice to us at the Home Office in St. Louis, Missouri.

Your first stipulated payment is shown on the Contract Schedule. You may increase subsequent stipulated payments on any due date up to an amount which has an annual equivalent of twice the annual equivalent of the initial stipulated payment. Payments in excess of those just described will be accepted only with our consent. You may decrease stipulated payments on any due date. The minimum amount of stipulated payments is $25.00. When we receive a stipulated payment that is different from the previous payment, we will consider this a notice of change of the stipulated payment.

GRACE PERIOD

Your stipulated payment is in default if you do not pay it on or before its due date. We will allow a Grace Period of 31 days after the premium due date for payment of each stipulated payment except the first. Each stipulated payment that we receive during the Grace Period will be allocated under the Contract in accordance with the accumulation provisions.

REINSTATEMENT

Your contract may be reinstated if a stipulated payment is in default and if the accumulated value has not been applied under the surrender provision. Reinstatement may be made during the lifetime of the Annuitant but before the annuity commencement date by the payment of one stipulated payment. You may reinstate benefits provided by any supplemental agreement attached to this contract by providing evidence of insurability satisfactory to the Company.
You must comply with the reinstatement provisions incorporated in such supplemental agreement.

DIVIDENDS

ANNUAL DIVIDENDS - Your contract shares in our divisible surplus while it is in force prior to the annuity commencement date. Each year we will determine the shares of divisible surplus, if any, accruing to your contract. Investment results are credited directly through the changes in the value of the accumulation units and annuity units. Also, most mortality and expense savings are credited directly through decreases in the appropriate charges. Therefore, the Company expects little or no divisible surplus to be credited to your Contract.

DIVIDEND OPTIONS

You may choose one of the following options:

OPTION 1.  Cash.  Paid in cash.

OPTION 2. Reduce stipulated payment. Used to pay part or all of the stipulated payment on your contract.

OPTION 3. Deposits. Left with the Company to accumulate at interest. The interest rate will be determined by us from time to time. This rate will never be less than 3.4 percent per year, compounded annually.

You may choose a dividend option within 31 days after a dividend is credited. If you do not, we will credit the dividend under Option 3 until such time as you request a different option.

You may withdraw in cash the entire dividend deposit, or any part of it, if you provide a proper written request. The premium for any supplemental agreement may not be paid from any dividend deposits remaining with the company. When your Contract matures, dividend deposits will be payable as part of the Contract proceeds.

VALUATION PROVISIONS

NET INVESTMENT FACTOR. The General Account net investment factor for any Business Day is 1.0 plus a rate of investment income that we will declare in advance. We guarantee that the rate will be no less than 4 percent per year compounded annually.

The Separate Account net investment factor for any business day is
(a) dividend by (b) where

(a)  is

     (1) the value of the assets in the Separate Account at the end of the previous business day for contracts receiving the same or similar tax treatment as this contract, plus

     (2) the investment income and the capital gains, realized or unrealized, credited to such assets since the end of the previous business day, minus

     (3) the capital losses, realized or unrealized charged against such assets in such period, minus

     (4) any amount charged against the Separate Account in such a period for taxes or as a reserve for taxes attributable to the maintenance or operation of the Separate Account for contracts receiving the same or similar tax treatment as this contract, minus

     (5) a charge for investment management services and mortality and expense rate guarantees to be determined by us but not to exceed .003445 percent of such assets for each calendar day since the end of the previous business day.

(b) is the value of the assets in the Separate Account at the end of the previous business day for contracts receiving the same or similar tax treatment as this contract.

ACCUMULATION UNIT VALUE. The value of a Separate Account No. 2 accumulation unit is established at 10.00 dollars as of the end of the Business Day on January 4, 1971, and the value of a General Account accumulation unit is established at 10.00 dollars as of the end of the business day on April 1, 1982. The value of the respective accumulation unit is determined at the end of any later Business Day. The value is determined by multiplying the accumulation unit value for the end of the immediately preceding Business Day by the net investment factor for such later Business Day.

ANNUITY UNIT VALUE. The value of a Separate Account No. 2 Annuity Unit is established at 10.00 dollars as of the end of the business day on January 4, 1971, and the value of a General Account Annuity Unit is established at 10.00 dollars at the end of the business day on April 1, 1982. The value of the respective annuity unit is determined at the end of any later business day. The value is determined by multiplying such value for the end of the preceding business day by the product of (a) .99989256 once for each calendar year between the end of the sixth preceding business day and the end of the fifth preceding business day and (b) the next investment factor for the fifth business day preceding such business day.

VALUATION OF ASSETS. Assets in the Separate Accounts shall be valued at the end of each business day at their fair market value or, where there is no readily available market, at their fair value as determined by us, in accordance with recognized accounting procedures. Direct expenses involved in the purchase or sale of assets for the Separate Accounts, including, but not limited to, brokerage commission, exchange fees, taxes, and postage, shall be included in such valuation.

ACCUMULATION PROVISIONS

ALLOCATION OF STIPULATED PAYMENTS. The stipulated payments will be allocated between the Separate Accounts and the General Account in the proportion shown on the contract schedule or as you may change at a later date. You may elect an allocation to the Separate Accounts between zero percent and 100 percent in multiples of one percent with the balance being allocated to the General Account, provided that the amount allocated to any account must be at least
25.00 dollars. Such allocation may be changed by written notice submitted to us with the stipulated payment.

NET STIPULATED PAYMENT. We will deduct from any payment the premium for any benefits provided by a supplemental agreement. The remainder will be the stipulated payment. We may deduct applicable premium taxes or we may defer deduction of the premium taxes until the annuity commencement date, if permitted by state law. The remaining balance is the net stipulated payment.

V82-400                                                             Page 6

The number of accumulation units that we will credit to each account is determined by dividing the portion of the net stipulated payment for that account by the Accumulation Unit value for that account at the end of the Business Day coincident with or next following the day on which the stipulated payment is received by us at the Home Office. The number of Accumulation Units so determined will not be affected by any subsequent changes in the values of the Accumulation Units. The Accumulation Unit value of the General Account will increase at a rate not less than the guaranteed rate and the Accumulation Unit value of the Separate Account may increase or decrease from day to day.

PARTIAL WITHDRAWAL. At any time while the annuitant is living and prior to the maturity date, you may withdraw a portion of the Accumulated Value of this Contract from either of the Separate Accounts or the General Account by giving us a written request. However, the amount may not be less than $ 100.00. Unless you tell us otherwise in the request, the withdrawal will be made based on the current allocation of contributions to the General Account and the Separate Accounts. The amount of the withdrawal will be deducted from the Accumulated Value of either account as of the date of withdrawal and a withdrawal charge will be deducted from your accumulated value. (See Contingent Deferred Sales Charge below.)

BENEFITS ON LAPSE OR SURRENDER

NON-FORFEITURE OPTION. You may elect either of the following non-forfeiture options by writing to us at our Home Office prior to the death of the Annuitant and prior to the annuity commencement date. If you do not elect a nonforfeiture option within 31 days after the date of default in stipulated payments, we will continue this contract under the paid-up Annuity Option from the date of default.

CASH SURRENDER. You may, while the Annuitant is alive and prior to the maturity date, surrender this contract for its Net Accumulated Value. During the first nine Contract years, we will deduct a surrender charge from the accumulated value of the Contract as of the date of surrender. (See Deferred Contingent Sales Charge.)

PAID-UP ANNUITY. You may continue this Contract so that at the annuity commencement date benefits as provided by the then existing accumulated units may be received. The death benefit prior to the annuity commencement date is as stated above under the section titled Death Benefit.

CONTINGENT DEFERRED SALES CHARGE. During the first nine years of this contract we will deduct a withdrawal or surrender charge that will never exceed the lesser of 9% of total net contributions or an amount calculated according to the following schedule:

                   Withdrawal/
Contract Year    Surrender Charge
-------------    ----------------
      1                9%
      2                8
      3                7
      4                6
      5                5
      6                4
      7                3
      8                2
      9                1

After the 9th contract year we will not deduct a withdrawal or surrender charge. We will not deduct a withdrawal or surrender charge if the annuitant dies or becomes totally disabled. Also, we will not deduct a withdrawal or surrender charge if the accumulated value is annuitized after the fifth contract year.

      TABLE OF GENERAL ACCOUNT GUARANTEED ACCUMULATION VALUES
     (NOTE:  This Table is not Applicable to any Accumulations
      ----             in a Separate Account)


The following table shows the Guaranteed Accumulation value and the Guaranteed Surrender Value in the General Account portion of your contract with an annual stipulated payment of $1,000.00. This table assumes that (1) all of the annual stipulated payment is allocated to the General Account, (2) you will pay all annual stipulated payments, when due, on the policy issue date or any anniversary thereof, (3) the cost of any supplemental agreement or premium tax is not included in the $1,000.00 figure, and (4) you make no withdrawals from the General Account portion of the contract.

                    Annual       Guaranteed         Guaranteed
    Contract      Stipulated  Accumulated Value  Surrender Value
      Year          Payment   At End of Year<F*>  At End of Year
    --------      ----------  ------------------ ---------------
       1           $1,000.00     $ 1,040.00       $   946.40
       2            1,000.00       2,121.60         1,951.87
       3            1,000.00       3,246.46         3,019.21
       4            1,000.00       4,416.32         4,151.34
       5            1,000.00       5,632.98         5,351.33

       6            1,000.00       6,898.29         6,622.36
       7            1,000.00       8,214.23         7,967.80
       8            1,000.00       9,582.80         9,391.14
       9            1,000.00      11,006.11        10,896.05
      10            1,000.00      12,486.35        12,486.35

      11            1,000.00      14,025.81        14,025.81
      12            1,000.00      15,626.84        15,626.84
      13            1,000.00      17,291.91        17,291.91
      14            1,000.00      19,023.59        19,023.59
      15            1,000.00      20,824.53        20,824.53

      16            1,000.00      22,697.51        22,697.51
      17            1,000.00      24,645.41        24,645.41
      18            1,000.00      26,671.23        26,671.23
      19            1,000.00      28,778.08        28,778.08
      20            1,000.00      30,969.20        30,969.20

      30            1,000.00      58,328.34        58,328.34
      40            1,000.00      98,826.54        98,826.54

<F*>The Guaranteed Accumulation Value in the General Account is the accumulated value of the net stipulated payments at the guaranteed 4 percent interest rate.

Each Contractowner will be sent an annual statement of the number of accumulation units granted to him as of the end of the preceding contract year and of the value of an accumulation unit at that time.


V82-400                                                             Page 8

ANNUITY PROVISIONS

ANNUITY COMMENCEMENT DATE. The annuity commencement date is shown on the Contract Schedule, unless this date has been changed by you. Any change must be made in writing to us at our Home Office at least 30 days before the earlier of the then effective and the newly designated annuity commencement date.

ELECTION OF OPTION. The Annuity Option is shown on the Contract Schedule, unless you have changed it. Any change in option must be made in writing to us at the Home Office at least 30 days before the date such election is to become effective. Option 7 is not available to the Annuitant, but only to a Beneficiary.

You, or if you have not done so, the Beneficiary after the death of the Annuitant, may elect instead of payment in one sum, that any amount due by us under this Contract to the Beneficiary be applied under any of the options described below. If an election is not made within one year after the death of the Annuitant by written notice to us at our Home Office, such payment will be made in one sum.

If Option 2 or 5 is elected, installments may not be guaranteed for a period longer than the life expectancy of the Annuitant.

ANNUITY OPTIONS. (See Annuity Option Tables at the end of this section.) At the maturity of this policy, the proceeds may be placed under any of the following options:

OPTION 1.

   LIFE ANNUITY. We will pay a monthly income during a persons lifetime, which will cease with the last installment preceding the death of that person.

OPTION 2.

   LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY INSTALLMENTS GUARANTEED.
   We will pay a monthly income during a persons lifetime with the guarantee that if, at death of the person, installments have been made for less than 60 months, 120 months, 180 month, or 240 months, as elected, installments shall be continued to the Beneficiary during the remainder of the elected period.

OPTION 3.

   UNIT REFUND LIFE ANNUITY. We will pay a monthly income during a persons lifetime that will cease with the last installment due prior to the death of that person, with the guarantee that, at the death of the payee the Beneficiary will receive an additional payment of the dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where
   (a) is the total applied under the option divided by the annuity unit value at the annuity commencement date and (b) is the number of annuity units represented by each installment multiplied by the number of installments made. Such dollar value shall be determined by multiplying the above number of annuity units by the annuity unit value on the Business Day coincident with or next following the date on which written notice of death is received by us at our Home Office.

OPTION 4.

   JOINT AND SURVIVOR INCOME FOR LIFE. We will pay monthly installments jointly to two payees if both are living when the installments become payable. The annuitant will be designated as primary payee. Full installments will continue so long as the primary payee is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

OPTION 5.

   INCOME FOR A FIXED PERIOD. We will pay the proceeds in equal installments over a period of from 3 to 30 years. The amount of each installments will be based upon the period and the frequency of the installments selected from Option 5 Table.

OPTION 6.

   Income of a Fixed Amount. We will pay the proceeds in equal installments in the amount and at the intervals agreed upon until the proceeds applied under this option, with interest credited at the current annual rate, are exhausted. The final installment will be for the then remaining balance only.

OPTION 7.

   INTEREST INCOME. We will hold the proceeds on deposit and pay or credit interest at the current annual rate. Payment of interest will be at such times and for such periods as are agreeable to you and us.

DATE OF PAYMENT. The first payment under Option 7 will be made at the end of the period selected, measured from the date on which written notice of death is received by us at the Home Office. The first payment under any other option shall be made on the annuity commencement date or upon the date of surrender or as of the date on which written notice of death is received by us at the Home Office, as applicable.

ALLOCATION OF ANNUITY. When you elect one of the first five annuity options, you may further elect to have the annuity purchased in the form of the variable annuity, guaranteed annuity, or a combination of both. If you elect option 6, you may specify whether the net investment factor for Separate Account No. 2 or the General Account is to apply, or whether the amount due shall be split between the two accounts. If no election is made to the contrary on these options, that portion of accumulated value in the Separate Account shall be applied to provide a variable annuity and that portion in the General Account shall be applied to provide a guaranteed annuity. If you elect option 7, we will consider this an election to place the entire accumulated value in the General Account.

MINIMUM AMOUNTS. The minimum amount for each payee that can be placed under an option and the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective.

The minimum amount to be placed under an option is $5,000, and the minimum amount of any payment is $50 per month, unless these amounts are waived by us.

GUARANTEED ANNUITY OPTION INTEREST RATE. We use a guaranteed effective annual rate of 4% in computing payments under all options.

FIRST PAYMENT. We will make the first payment as of the option effective date.

PAYEE. A person who receives benefits under an option is a payee. Except for a legal guardian, a payee must be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

CONTINGENT PAYEE. The payee may name contingent payees, subject to any restrictions under an annuity option chosen during the annuitant's lifetime, under the following conditions:

     (1)  If you are the payee; or

     (2) If at any time after the annuitant's death and during the option period, no previously named contingent payee is living.

Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our Home Office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

LIFE INCOME OPTIONS. Life Income Options are based on the payee's sex and age nearest birthday on the annuity option effective date. We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

DEATH OF PAYEE. If a payee dies, any installments still payable under a specified certain period will be paid as they become due to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of the last payee to die.

RIGHTS UNDER ANNUITY OPTIONS. No payee has the right to make any change in the provisions of the agreement or to receive the benefits in any manner other than that stated in the agreement, unless such right was reserved in the agreement. We will not make any payments in advance, nor commute installments under any life income option.


V82-400                                                             Page 10

                                             ANNUlTY OPTION TABLES
                                                For Each $1,000
                  Option 1                      Option 2                     Option 3           Option 5
                -----------------------------------------------------------------------------------------------
                                60          120         180        240
  Age of Payee     Life       Months       Months      Months     Months       Unit           Income for a
Male      Female  Annuity      Guar.        Guar.       Guar.      Guar.      Refund          Fixed Period
                -----------------------------------------------------------------------------------------------
                                                                                            Years     Monthly
                                                                                           Certain Installments
                                                                                           ------- ------------
45        50      $ 4.70      $ 4.69       $4.66       $4.60      $ 4.53       $4.50
46        51        4.77        4.76        4.72        4.66        4.57        4.55
47        52        4.84        4.83        4.79        4.72        4.62        4.60
48        53        4.92        4.91        4.86        4.78        4.67        4.65           3      $29.39
49        54        5.00        4.98        4.93        4.84        4.73        4.71           4       22.47

50        55        5.09        5.07        5.01        4.91        4.78        4.77           5       18.32
51        56        5.17        5.15        5.08        4.98        4.84        4.83           6       15.56
52        57        5.27        5.24        5.17        5.05        4.89        4.89           7       13.59
53        58        5.36        5.33        5.25        5.12        4.95        4.96           8       12.11
54        59        5.46        5.43        5.34        5.19        5.01        5.03           9       10.97

55        60        5.57        5.54        5.43        5.27        5.06        5.10          10       10.06
56        61        5.68        5.64        5.53        5.35        5.12        5.18          11        9.31
57        62        5.80        5.76        5.63        5.43        5.18        5.26          12        8.69
58        63        5.93        5.88        5.73        5.51        5.24        5.34          13        8.17
59        64        6.06        6.00        5.84        5.60        5.30        5.43          14        7.72

60        65        6.20        6.14        5.96        5.69        5.36        5.52          15        7.34
61        66        6.35        6.28        6.08        5.78        5.42        5.62          16        7.00
62        67        6.51        6.43        6.21        5.87        5.48        5.72          17        6.70
63        68        6.69        6.59        6.34        5.97        5.53        5.82          18        6.44
64        69        6.87        6.77        6.48        6.06        5.58        5.93          19        6.21

65        70        7.07        6.95        6.62        6.16        5.64        6.05          20        6.00
66        71        7.28        7.14        6.77        6.25        5.69        6.17          21        5.81
67        72        7.51        7.35        6.93        6.35        5.73        6.30          22        5.64
68        73        7.75        7.57        7.09        6.44        5.77        6.43          23        5.49
69        74        8.01        7.81        7.26        6.54        5.81        6.57          24        5.35

70        75        8.30        8.05        7.43        6.63        5.85        6.71          25        5.22
71        76        8.60        8.32        7.60        6.72        5.88        6.85          26        5.10
72        77        8.93        8.60        7.78        6.80        5.91        7.02          27        4.99
73        78        9.28        8.90        7.96        6.88        5.93        7.17          28        4.89
74        79        9.67        9.21        8.14        6.95        5.95        7.34          29        4.80

75        80       10.08        9.55        8.32        7.02        5.96        7.51          30        4.72
76        81       10.53        9.90        8.50        7.08        5.98        7.70       --------------------
77        82       11.02       10.27        8.67        7.13        5.98        7.87
78        83       11.54       10.66        8.84        7.18        5.99        8.06
79        84       12.11       11.06        9.01        7.22        5.99        8.25

80        85 and   12.73       11.48        9.16        7.25        6.00        8.46
81        over     13.41       11.92        9.31        7.27        6.00        8.65
82                 14.14       12.38        9.44        7.29        6.00        8.83
83                 14.95       12.85        7.31        7.31        6.00        9.02
84                 15.84       13.33        9.67        7.32        6.00        9.19

85 and             16.82       13.83        9.76        7.32        6.00        9.39
over
                ---------------------------------------------------------------------------

                                       ANNUITY OPTION TABLES (Contd)
                                              For Each $1,000
-------------------------------------------------------------------------------------------------------------
                     Option 4--MONTHLY INSTALLMENTS JOINT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
Age of Primary
    Payee                                         Age of Secondary Payee
-------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------
     FEMALE    50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------
50     55    $4.27    $4.30    $4.34    $4.37    $4.40    $4.43    $4.46    $4.49    $4.51    $4.53    $4.55
51     56     4.28     4.32     4.36     4.39     4.43     4.46     4.49     4.52     4.55     4.57     4.59
52     57     4.29     4.33     4.37     4.41     4.45     4.49     4.52     4.55     4.58     4.61     4.64
53     58     4.30     4.34     4.38     4.43     4.47     4.51     4.55     4.58     4.62     4.65     4.68
54     59     4.30     4.15     4.39     4.44     4.49     4.53     4.57     4.61     4.65     4.69     4.72

55     60     4.31     4 36     4.40     4.45     4.50     4.55     4.59     4.64     4.68     4.72     4.76
56     61     4.31     4 36     4.41     4.46     4.51     4.56     4.61     4.66     4.71     4.75     4.79
57     62     4.32     4.37     4.42     4.47     4.53     4.58     4.63     4.68     4.73     4.78     4.83
58     63     4.32     4.37     4.43     4.48     4.54     4.59     4.65     4.70     4.76     4.81     4.86
59     64     4.33     4.38     4.43     4.49     4.55     4.60     4.66     4.72     4.78     4.83     4.89

60     65     4.33     4.38     4.44     4.50     4.56     4.62     4.68     4.74     4.80     4.86     4.92
61     66     4.33     4.39     4.45     4.51     4.57     4.63     4.69     4.75     4.81     4.88     4.94
62     67     4.34     4.40     4.45     4.51     4.57     4.64     4.70      477     4.83     4.90     4.96
63     68     4.34     4.40     4.46     4.52     4.58     4.65     4.71     4.78     4.85     4.92     4.98
64     69     4.35     4.41     4.47     4.53     4.59     4.66     4.72     4.79     4.86     4.93     5.00

65     70     4 35     4.41     4.47     4.53     4.60     4.67     4.73     4.80     4.88     4.95     5.02
66     71     4.36     4.42     4.48     4.54     4.61     4.67     4.74     4.81     4.89     4.96     5.04
67     72     4.37     4.42     4.49     4.55     4.62     4.68     4.75     4.83     4.90     4.98     5.06
68     73     4.37     4.43     4.49     4.56     4.62     4.69     4.76     4.84     4.91     4.99     5.07
69     74     4.38     4.44     4.50     4.56     4.63     4.70     4.77     4.85     4.92     5.00     5.09

70     75     4.38     4.44     4.51     4.57     4.64     4.71     4.78     4.86     4.93     5.02     5.10
71     76     4.39     4.45     4.51     4.58     4.65     4.72     4.79     4.87     4.94     5.03     5.11
72     77     4.39     4.45     4.52     4.58     4.65     4.72     4.80     4.87     4.95     5.04     5.12
73     78     4.40     4.46     4.52     4.59     4.66     4.73     4.81     4.88     4.96     5.05     5.14
74     79     4.41     4.47     4.53     4.60     4.67     4.74     4.81     4.89     4.97     5.06     5.15

75     80     4.41     4.47     4.54     4.60     4.67     4.75     4.82     4.90     4.98     5.07     5.16
-------------------------------------------------------------------------------------------------------------

                                       ANNUITY OPTION TABLES (Contd)
                                              For Each $1,000

-------------------------------------------------------------------------------------------------------------
                     Option 4--MONTHLY INSTALLMENTS JOINT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
Age of Primary
    Payee                                         Age of Secondary Payee
-------------------------------------------------------------------------------------------------------------
MALE                    56       57       58       59       60       61       62       63       64       65
-------------------------------------------------------------------------------------------------------------
     FEMALE             61       62       63       64       65       66       67       68       69       70
-------------------------------------------------------------------------------------------------------------
50     55             $4.56    $4.58    $4.59    $4.60    $4.62    $4.63    $4.64    $4.65    $4.66    $4.67
51     56              4.61     4.63     4.65     4.66     4.68     4.69     4.70     4.71     4.72     4.73
52     57              4.66     4.68     4.70     4.72     4.74     4.75     4.77     4.78     4.79     4.80
53     58              4.71     4.73     4.76     4.78     4.80     4.81     4.83     4.85     4.86     4.88
54     59              4.75     4.78     4.81     4.83     4.86     4.88     4.90     4.92     4.93     4.95

55     60              4.79     4.83     4.86     4.89     4.92     4.94     4.96     4.98     5.00     5.02
56     61              4.84     4.87     4.91     4.94     4.97     5.00     5.03     5.05     5.08     5.10
57     62              4.87     4.92     4.96     5.00     5.03     5.06     5.10     5.12     5.15     5.18
58     63              4.91     4.96     5.00     5.05     5.09     5.12     5.16     5.19     5.22     5.25
59     64              4.94     5.00     5.05     5.09     5.14     5.18     5.22     5.26     5.30     5.33

60     65              4.97     5.03     5.09     5.14     5.19     5.24     5.29     5.33     5.37     5.41
61     66              5.00     5.06     5.12     5.18     5.24     5.29     5.35     5.40     5.44     5.49
62     67              5.03     5.10     5.16     5.22     5.29     5.35     5.40     5.46     5.51     5.56
63     68              5.05     5.12     5.19     5.26     5.33     5.40     5.46     5.52     5.58     5.64
64     69              5.08     5.15     5.22     5.30     5.37     5.44     5.51     5.58     5.65     5.71

65     70              5.10     5.18     5.25     5.33     5.41     5.49     5.56     5.64     5.71     5.78
66     71              5.12     5.20     5.28     5.36     5.45     5.53     5.61     5.69     5.77     5.85
67     72              5.14     5.22     5.31     5.39     5.48     5.57     5.66     5.74     5.83     5.92
68     73              5.16     5.24     5.33     5.42     5.51     5.60     5.70     5.79     5.89     5.98
69     74              5.17     5.26     5.35     5.44     5.54     5.64     5.73     5.83     5.94     6.04

70     75              5.19     5.28     5.37     5.47     5.56     5.67     5.77     5.87     5.98     6.09
71     76              5.20     5.29     5.39     5.49     5.59     5.69     5.80     5.91     6.03     6.14
72     77              5.21     5.31     5.40     5.51     5.61     5.72     5.83     5.95     6.07     6.19
73     78              5.23     5.32     5.42     5.52     5.63     5.74     5.86     5.98     6.10     6.23
74     79              5.24     5.34     5.44     5.54     5.65     5.77     5.88     6.01     6.14     6.27

75     80              5.25     5.35     5.45     5.56     5.67     5.79     5.91     6.04     6.17     6.31
-------------------------------------------------------------------------------------------------------------


                                       ANNUITY OPTION TABLES (Contd)
                                              For Each $1,000
-------------------------------------------------------------------------------------------------------------
                   Option 4--MONTHLY INSTALLMENTS--JOINT AND ONE-HALF TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
Age of Primary
    Payee                                         Age of Secondary Payee
-------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------
     FEMALE    50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------
50     55    $4.64    $4.66    $4.68    $4 70    $4.72    $4.74    $4.75    $4.77    $4.78    $4.79    $4.80
51     56     4.68     4.71     4.71     4.75     4.77     4.79     4.81     4.83     4.84     4.85     4.87
52     57     4.73     4.75     4.78     4.80     4.82     4.84     4.87     4.88     4.90     4.92     4.93
53     58     4.77     4.80     4.82     4.85     4.87     4.90     4.92     4.94     4.96     4.98     5.00
54     59     4.81     4.84     4.87     4.90     4.93     4.95     4.98     5.00     5.02     5.05     5.07

55     60     4.86     4.89     4.92     4.95     4.98     5.01     5.04     5.06     5.09     5.11     5.13
56     61     4.90     4.94     4.97     5.00     5.01     5.06     5.09     5.12     5.15     5.18     5.20
57     62     4.95     4.98     5.02     5.05     5.09     5.12     5.15     5.18     5.21     5.24     5.27
58     63     5.00     5.03     5.07     5.11     5.14     5.18     5.21     5.24     5.28     5.31     5.34
59     64     5.05     5.09     5.12     5.16     5.20     5.23     5.27     5.31     5.34     5.38     5.41

60     65     5.10     5.14     5.18     5.21     5.25     5.29     5.33     5.37     5.41     5.45     5.48
61     66     5.15     5.19     5.23     5.27     5.31     5.35     5.40     5.44     5.48     5.52     5.56
62     67     5.21     5.25     5.29     5.33     5.37     5.42     5.46     5.50     5.55     5.59     5.63
63     68     5.27     5.31     5.35     5.39     5.44     5.48     5.53     5.57     5.62     5.67     5.71
64     69     5.33     5.37     5.41     5.46     5.50     5.55     5.60     5.65     5.69     5.74     5.79

65     70     5.39     5.43     5.48     5.52     5.57     5.62     5.67     5.72     5.77     5.82     5.87
66     71     5.45     5.50     5.55     5.59     5.64     5.69     5.74     5.80     5.85     5.90     5.96
67     72     5.52     5.57     5.62     5.67     5.72     5.77     5.82     5.87     5.93     5.99     6.04
68     73     5.59     5.64     5.69     5.74     5.79     5.85     5.90     5.96     6.01     6.07     6.13
69     74     5.66     5.71     5.76     5.82     5.87     5.92     5.98     6.04     6.10     6.16     6.22

70     75     5.74     5.79     5.84     5.89     5.95     6.01     6.07     6.13     6.19     6.25     6.32
71     76     5.81     5.86     5.92     5.97     6.03     6.09     6.15     6.22     6.28     6.35     6.41
72     77     5.09     5.94     6.00     6.06     6.12     6.18     6.24     6.31     6.37     6.44     6.51
73     78     5.97     6.03     6.08     6.14     6.20     6.27     6.33     6.40     6.47     6.54     6.61
74     79     6.05     6 11     6.17     6.23     6.29     6.36     6.43     6.50     6.57     6.64     6.72

75     80     6.14     6.20     6.26     6.32     6.39     6.45     6.52     6.60     6.67     6.75     6.82
-------------------------------------------------------------------------------------------------------------

                                       ANNUITY OPTION TABLES (Contd)
                                              For Each $1,000

-------------------------------------------------------------------------------------------------------------
                   Option 4--MONTHLY INSTALLMENTS--JOINT AND ONE-HALF TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
Age of Primary
    Payee                                         Age of Secondary Payee
-------------------------------------------------------------------------------------------------------------
MALE                    56       57       58       59       60       61       62       63       64       65
-------------------------------------------------------------------------------------------------------------
     FEMALE             61       62       63       64       65       66       67       68       69       70
-------------------------------------------------------------------------------------------------------------
50     55             $4.81    $4.82    $4.83    $4.83    $4.84    $4.85    $4.85    $4.86    $4.86    $4.87
51     56              4.88     4.89     4.90     4.90     4.91     4.92     4.93     4.93     4.94     4.94
52     57              4.95     4.96     4.97     4.98     4.99     5.00     5.00     5.01     5.02     5.02
53     58              5.01     5.03     5.04     5.05     5.06     5.07     5.08     5.09     5 10     5.11
54     59              5.08     5.10     5.12     5.13     5.14     5.15     5.17     5.18     5.18     5.19

55     60              5.15     5.17     5.19     5.21     5.22     5.24     5.25     5.26     5.27     5.28
56     61              5.23     5.25     5.27     5.29     5.31     5.32     5.34     5.35     5.16     5.38
57     62              5.30     5.32     5.35     5.37     5.39     5.41     5.43     5.44     5.46     5.47
58     63              5.37     5.40     5.43     5.45     5.48     5.50     5.52     5.54     5.55     5.57
59     64              5.45     5.48     5.51     5.54     5.56     5.59     5.61     5.63     5.65     5.67

60     65              5.52     5.56     5.59     5.62     5.65     5.68     5.71     5.73     5.76     5.78
61     66              5.60     5.64     5.67     5.71     5.74     5.78     5.81     5.84     5.86     5.89
62     67              5.68     5.72     5.76     5.80     5.84     5.87     5.91     5.94     5.97     6.00
63     68              5.76     5.80     5.85     5.89     5.93     5.97     6.01     6.05     6.08     6.12
64     69              5.84     5.89     5.94     5.98     6.03     6.07     6.12     6.16     6.20     6.24

65     70              5.92     5.98     6.03     6.08     6.13     6.18     6.23     6.27     6.32     6.36
66     71              6.01     6.07     6.12     6.18     6.23     6.28     6.34     6.39     6.44     6.49
67     72              6.10     o.16     6.22     6.28     6.33     6.39     6.45     6.51     6.56     6.62
68     73              6.19     6.25     6.32     6.38     6.44     6.50     6.57     6.63     6.69     6.75
69     74              6.29     6.15     6.42     6.48     6.55     6.62     6.68     6.75     6.82     6.89

70     75              6.38     6.45     6.52     6.59     6.66     6.73     6.81     6.88     6.95     7.02
71     76              6.48     6.55     6.63     6.70     6.77     6.85     6.93     7.01     7.09     7.17
72     77              6.58     6.66     6.73     6.81     6.89     6.97     7.05     7.14     7.22     7.31
73     78              6.69     6.77     6.85     6.93     7.01     7.10     7.18     7.27     7.36     7.46
74     79              6.80     6.88     6.96     7.04     7.13     7.22     7.32     7.41     7.51     7.61

75     80              6.91     6.99     7.08     7.17     7.26     7.35     7.45     7.55     7.65     7.76
-------------------------------------------------------------------------------------------------------------

                                       ANNUITY OPTION TABLES (Contd)
                                              For Each $1,000
-------------------------------------------------------------------------------------------------------------
                  Option 4--MONTHLY INSTALLMENTS--JOINT AND TWO THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
Age of Primary
    Payee                                         Age of Secondary Payee
-------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------
     FEMALE    50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------
50     55    $4.51    $4.54    $4.56    $4.59    $4.61    $4.63    $4.65    $4.67    $4.69    $4.70    $4.71
51     56     4.54     4.57     4.60     4.63     4.65     4.68     4.70     4.72     4.74     4.76     4.77
52     57     4.57     4.60     4.63     4.66     4.69     4.72     4.74     4.77     4.79     4.81     4.83
53     58     4.60     4.63     4.67     4.70     4.73     4.76     4.79     4.82     4.84     4.87     4.89
54     59     4.63     4.67     4.70     4.74     4.77     4.80     4.83     4.86     4.89     4.92     4.94

55     60     4.66     4.70     4.74     4.77     4.81     4.84     4.88     4.91     4.94     4.97     5.00
56     61     4.69     4.73     4.77     4.81     4.85     4.88     4.92     4.96     4.99     5.03     5.06
57     62     4.72     4.76     4.80     4.84     4.88     4.93     4.97     5.00     5.04     5.08     5.11
58     63     4.75     4.79     4.84     4.88     4.92     4.97     5.01     5.05     5.09     5.13     5.17
59     64     4.78     4.83     4.87     4.92     4.96     5.01     5.05     5.10     5.14     5.18     5.23

60     65     4.81     4.86     4.91     4.95     5.00     5.05     5.09     5.14     5.19     5.23     5.28
61     66     4.85     4.89     4.94     4.99     5.04     5.09     5.14     5.19     5.24     5.29     5.34
62     67     4.88     4.93     4.98     5.03     5.08     5.13     5.18     5.23     5.29     5.34     5.39
63     68     4.92     4.97     5.02     5.07     5.12     5.17     5.23     5.28     5.34     5.39     5.45
64     69     4.96     5.00     5.06     5.11     5.16     5.22     5.27     5.33     5.39     5.44     5.50

65     70     4.99     5.04     5.10     5.15     5.20     5.26     5.32     5.38     5.44     5.50     5.56
66     71     5.03     5.08     5.14     5.19     5.25     5.31     5.37     5.43     5.49     5.55     5.62
67     72     5.07     5.13     5.18     5.24     5.29     5.35     5.42     5.48     5.54     5.61     5.67
68     73     5.11     5.17     5.22     5.28     5.34     5.40     5.47     5.53     5.60     5.66     5.73
69     74     5.16     5.21     5.27     5.33     5.39     5.45     5.52     5.58     5.65     5.72     5.79

70     75     5.20     5.26     5.31     5.37     5.44     5.50     5.57     5.64     5.71     5.78     5.85
71     76     5.24     5.30     5.36     5.42     5.49     5.55     5.62     5.69     5.76     5.84     5.91
72     77     5.29     5.35     5.41     5.47     5.54     5.60     5.67     5.74     5.82     5.89     5.97
73     78     5.34     5.40     5.46     5.52     5.59     5.66     5.73     5.80     5.88     5.95     6.03
74     79     5.38     5.44     5.51     5.57     5.64     5.71     5.78     5.86     5.93     6.01     6.10

75     80     5.43     5.49     5.56     5.62     5.69     5.76     5.84     5.91     5.99    6.086     6.16
                                                                                                .16
-------------------------------------------------------------------------------------------------------------

                                       ANNUITY OPTION TABLES (Contd)
                                              For Each $1,000

-------------------------------------------------------------------------------------------------------------
                  Option 4--MONTHLY INSTALLMENTS--JOINT AND TWO THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
Age of Primary
    Payee                                         Age of Secondary Payee
-------------------------------------------------------------------------------------------------------------
MALE                    56       57       58       59       60       61       62       63       64       65
-------------------------------------------------------------------------------------------------------------
     FEMALE             61       62       63       64       65       66       67       68       69       70
-------------------------------------------------------------------------------------------------------------
50     55             $4.73    $4.74    $4.75    $4.75    $4.76    $4.77    $4.78    $4.78    $4.79    $4.80
51     56              4.79     4.80     4.81     4.82     4.83     4.84     4.85     4.86     4.86     4.87
52     57              4.85     4.86     4.88     4.89     4.90     4.91     4.92     4.93     4.94     4.95
53     58              4.91     4.93     4.94     4.96     4.97     4.98     5.00     5.01     5.02     5.03
54     59              4.97     4.99     5.01     5.03     5.04     5.06     5.07     5.09     5.10     5.11

55     60              5.03     5.05     5.08     5.10     5.12     5.13     5.15     5.17     5.18     5.19
56     61              5.09     5.12     5.14     5.17     5.19     5.21     5.23     5.25     5.26     5.28
57     62              5.15     5.18     5.21     5.24     5.26     5.29     5.31     5.33     5.35     5.37
58     63              5.21     5.24     5.28     5.31     5.34     5.37     5.39     5.42     5.44     5.46
59     64              5.27     5.31     5 34     5.38     5.41     5.45     5.48     5.50     5.53     5.55

60     65              5.33     5.37     5.41     5.45     5.49     5.53     5.56     5.59     5.62     5.65
61     66              5.38     5.43     5.48     5.52     5.56     5.61     5.64     5.68     5.72     5.75
62     67              5.44     5.49     5.54     5.59     5.64     5.69     5.73     5.77     5.81     5.85
63     68              5.50     5.56     5.61     5.66     5.72     5.77     5.82     5.86     5.91     5.95
64     69              5.56     5.62     5.68     5.74     5.79     5.85     5.90     5.95     6.00     6.05

65     70              5.62     5.68     5.74     5.81     5.87     5.93     5.99     6.05     6.10     6.16
66     71              5.68     5.75     5.81     5.88     5.94     6.01     6.07     6.14     6.20     6.26
67     72              5.74     5.81     5.88     5.95     6.02     6.09     6.16     6.23     6.30     6.37
68     73              5.80     5.87     5.95     6.02     6.10     6.17     6.25     6.32     6.40     6.47
69     74              5.86     5.94     6.02     6.09     6.17     6.25     6.33     6.42     6.50     6.58

70     75              5.93     6.01     6.08     6.17     6.25     6.33     6.42     6.51     6.60     6.68
71     76              5.99     6.07     6.15     6.24     6.33     6.42     6.51     6.60     6.69     6.79
72     77              6.05     6.14     6.22     6.31     6.40     6.50     6.59     6.69     6.79     6.89
73     78              6.12     6.20     6.29     6.39     6.48     6.58     6.68     6.78     6.89     7.00
74     79              6.18     6.27     6.36     6.46     6.56     6.66     6.77     6.88     6.99     7.10

75     80              6.25     6.34     6.44     6.53     6.64     6.74     6.85     6.97     7.09     7.21
-------------------------------------------------------------------------------------------------------------

BASIS OF COMMUTATION. Commutation of installments for other than life income options will be at the effective annual rate of 4% compounded annually.

EXTENDED PROVISIONS. Provisions for settlement of benefits different from those stated in this policy may only be made upon written agreement with us.

COMPANY LIABILITY.   We will be fully discharged by any payment we make
before a written request for an election, change, or revocation was made and is received in our Home Office.

PERSONS WITH AN INTEREST IN THE CONTRACT

OWNERSHIP. The original owner of this contract is shown in the application. At any time when ownership is to be determined, any person(s) whose rights of ownership are then contingent upon the occurrence of a future event shall not possess the rights of ownership. The owner(s) while possessing ownership shall have the exclusive power to exercise all rights, enjoy all privileges, and receive all benefits which are available under the contract. Subject to the Assignments and Transfers provisions of this contract, and to our requirements, ownership may be transferred or changed, in which event ownership shall be governed by the terms of the contract as modified by subsequent changes and transfers.

THE BENEFICIARY. The beneficiary is the person or persons who will receive any proceeds payable in the event of the death of the annuitant, in accordance with this provision. The original beneficiary is shown in the application. Subject to any assignment of a contract, the beneficiary designation may be changed during the lifetime of the annuitant by filing a proper written request acceptable to us at our home office. If the joint and last survivor option is selected, the annuitant may not change the designation of a joint annuitant after installments begin. We reserve the right to require the contract for endorsement. A change of beneficiary designation will not become effective unless writing by us at our Home Office at which time it will be effective as of the date of the request, but without prejudice to the company on account of any benefit paid before receipt of such request at our home office. A beneficiary who becomes entitled to receive benefits under this contract may also designate, in the same manner, a beneficiary to receive any benefits which may become payable under this contract by request at our home office. A beneficiary who becomes entitled to receive benefits under this contract may also designate, in the same manner, a beneficiary to receive any benefits which may become payable under this contract by reason of death. If a beneficiary has not been designated by a payee or if a beneficiary designated by a payee is not living on the date of lump sum death benefit is payable, or on the date any installment payments are to be continued, as a result of the death of such payee, the company will pay the lump sum death benefit for the commuted value of the installment payments to the former payee's spouse. If the spouse is not living at the death of the payee, then payments will be made equally to the payee's children who survive him. If the children are not surviving, then payments will be made to either the surviving father or mother or to both equally if both survive. If none of the above survive the payee, then payments will be made to his executors or administrators.

ASSIGNMENTS AND TRANSFERS. You may not transfer, sell, assign, discount, or pledge this policy for a loan or as security for the performance of an obligation or any other purpose, to any person other than to us at our Home Office.

THE CONTRACT

What Constitutes the Contract. This contract and the application, a copy of which is attached to and made a part of the contract, are the entire contract. This contract will be subject to all of the provisions of the Investment Company Act of 1940 at all times during which the General American Separate Account No. 2 is registered under such act as an investment company.

STATEMENTS AND APPLICATION. All statements made by the annuitant on his behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Misstatements will not be used to void the policy or deny a claim unless made in the application.

MODIFICATION OR WAIVER OF PROVISIONS. No condition or provision of the contract can be waived or modified except by a written instrument signed by the president, a vice president, the secretary, an assistant secretary, or the actuary of the company. No other agent has authority to


V82-400                                                             Page 14
alter or modify any terms, conditions, or agreements of this contract, or to waive any of its provisions.

INCONTESTABILITY. We cannot contest this policy, except for nonpayment of stipulated payments or premiums, after it has been in force during the lifetime of the annuitant for a period of two years from the date of issue. This provision will not apply to any rider relating to total and permanent disability benefits.

INCORRECT AGE OR SEX. If the age at issue or sex of the annuitant as shown on the contract schedule is incorrect, any benefit payable under a supplemental agreement will be such as the premiums paid would have purchased at the correct age of issue and sex. After we begin paying monthly income installments appropriate adjustment will be made in any remaining installments.

ADMISSION OF AGE. If we receive satisfactory proof of age, we will admit the age of the annuitant. In that event we will issue a certificate evidencing such admission.

RELIANCE ON AFFIDAVIT OR OTHER DOCUMENTS. In determining any facts relating to the making of any payments under this contract, we in our discretion, may in good faith rely solely upon proof of affidavit or other written statements or documents.

DATES AND AGE AT ISSUE DEFINED. The date of issue is the date as to which the age at issue was determined and from which stipulated payment and premium due dates, contract months, contract years, and contract anniversaries are determined. Each contract begins on the same day and each calendar month as that specified in the date of issue, but if there is no same day then on the last day of such calendar month. Contract years begin on the date of issue and on anniversaries of that date. The age at issue is the age nearest birthday of the annuitant on the date of issue, based on calendar months.

CLAIMS OF CREDITORS. To the extent permitted by law, neither the contract nor any payment under it will be subject to the claim of creditors or to any legal process.

DELAY OF PAYMENT. We may delay paying the amount of any withdrawal or any surrender benefit from the General Account for up to six months after a request is received by us.

CONFORMITY WITH STATUTES. If any provision in this contract is in conflict with the laws of the state which govern this contract, the provision will be deemed to be amended to conform with such laws.

ADJUSTMENT OF MONTHLY INCOME. If there are any proceeds due on any maturity date under an assignment, the proceeds shall be paid in one lump sum at that time. Such payment shall not affect the time or manner that any other proceeds are payable under the terms of this contract.

RELATIONSHIP OF THIS CONTRACT TO COMPANY ACCOUNTS. We shall have exclusive and absolute ownership and control of the assets of our General Account. The method of determination by us of the value of an accumulation unit or an annuity unit will be conclusive upon you and any beneficiary.

CONTRACTOWNER REPORTS. We will provide confirmation notices and other reports to you as required by federal and state regulations. We will send you a financial statement of the Separate Accounts at least semiannually and a statement of the contract value at least annually.


                                                                    Page 15